State of Delaware

                      Office of the Secretary of State         PAGE 1



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "INSTANT VIDEO TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 1995. AT 9 O'CLOCK A.M.






                                 [SEAL]      /s/  Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
2229021 8100                                                    7965006
                                                       DATE:
960155750                                                       05-29-96

STATE OF DELAWARE                                                      ORIGINAL
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/09/1995
950102455 - 2229021

                           CERTIFICATE OF DESIGNATION

                STATEMENT ESTABLISHING SERIES OF PREFERRED STOCK
                                       OF
                        INSTANT VIDEO TECHNOLOGIES, INC.
                      SERIES E CONVERTIBLE PREFERRED STOCK


         Pursuant to the requirements of Section 151(a) of the Delaware Corporation Law, the undersigned Corporation submits the following Statement Establishing Series of Preferred Stock.

         FIRST: The name of the Corporation is Instant Video Technologies, Inc.

         SECOND: A copy of the resolutions establishing and designating the series and fixing and determining the relative rights and preferences of the Series E Convertible Preferred Stock is attached hereto as Exhibit A.

         THIRD: Such resolutions were duly adopted by the Board of Directors of the Corporation on the 17th day of February, 1995.

         IN TESTIMONY WHEREOF, the undersigned Corporation has caused this Statement to be signed by a duly authorized officer and duly attested by another such officer this 17th day of February, 1995.



                                         INSTANT VIDEO TECHNOLOGIES, INC.



                                         By /s/ Gary R. Familian
                                            ------------------------------------
                                            Gary R. Familian, President

ATTEST:


/s/ John J. Micek
-----------------------------
John J. Micek, III, Secretary

                                    Exhibit A
                      Series E Couvertible Preferred Stock

WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares of stock designated "Preferred Stock," and vests in the Board of Directors the authority to specify the number of shares of Preferred Stock to be issued, to divide the Preferred Stock into one or more series within any class thereof, and to fix the number of Shares in such series, and the preferences, rights and restrictions thereof; and

WHEREAS, the Corporation desires to designate a Series E Convertible Preferred Stock;

NOW, THEREFORE, be it resolved that there shall be another series of Preferred Stock of the Corporation designated "Series E Convertible Preferred Stock." The number of shares of Series H Convertible Preferred Stock shall be 1,000,000. The powers, designations, preferences and relative, participating, optional or other special rights of the shares of the Series E Convertible Preferred Stock and the qualifications, limitations and restrictions of such preferences and rights shall be as follows:

         1. Dividend Provisions The holders of outstanding shares of Series E Convertible Preferred Stock described herein shall not be entitled to receive any fixed dividends.


            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holder of each share of Series E Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders before any payment or distribution shall be made on the Common Stock, and after any payment or distribution shall be made on the Series D Convertible Preferred Stock, an amount per share equal to $1.00. If the assets and funds to be distributed among the holders of the Series H Convertible Preferred Stock shall be insufficient to permit the payment of the full aforesaid preferential amount to such holders, then the entire assets and funds of the Corporation legally available for the distribution shall be distributed among the holders of the Series H Convertible Preferred Stock in proportion to the aggregate preferential amount of all shares of Series E Convertible Preferred Stock held by them. After payment has been made to the holders of the Series E Convertible Preferred Stock, the holders of the Common Stock shall be entitled to share ratably in the remaining assets on the basis of the number of shares of Common stock held by them at the time of such liquidation.

            (b) For purposes of this Section 2, a merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, or the sale or any other corporate reorganization, in which shareholders of the Corporation receive distributions as a result of such consolidation, merger, sale of assets or reorganization, shall be treated as a liquidation, dissolution or winding up of the Corporation, unless the stockholders of the Corporation hold more than fifty percent (50%) of the voting equity securities of the successor or surviving corporation immediately following such consolidation, merger, sale of assets or reorganization in which event such consolidation, merger, sale of assets, or reorganization shall not be treated as a liquidation, dissolution or winding up.

         3. Conversion The Series E Convertible Preferred Stock may be converted into Common Stock upon the following terms and conditions (the "Conversion Rights"):

            (a) Conversion During the three (3) year period commencing February 17,1995, all of the shares of Series E Convertible Preferred Stock may be converted into shares of Common Stock in accordance with paragraphs 3(b) and 3(c) hereof, at such time or times as the holders of the Series E Convertible Preferred Stock are called for redemption, the conversion rights will terminate at the dose of business on the Redemption Date (30 days after the written notice is provided).

            (b) Mechanics of Conversion. The applicable conversion shall occur effective upon the election of the holder of the Series E Convertible Preferred Stock; provided, however, that the election to convert must occur before the earlier of February 17, 1998, or the redemption date. The holder of the shares of Series E Convertible Preferred Stock which are converted shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any authorized transfer agent for such stock together with a written statement that he elects to convert his Series E Convertible Preferred Stock into Common Stock. The Corporation or the transfer agent shall promptly issue and deliver at such office to such holder of Series E Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder is thereby entitled. The effective date of such conversion shall be the date upon which the holder provides written notice of his election to convert to the Corporation or transfer agent.

            (c) Conversion Ratio Each share of Series B Convertible Preferred Stock will be converted into one (1) fully paid and nonassessable share of Common Stock (except as adjusted pursuant to paragraph 3(d) below).

            (d) Adjustment of Conversion Rate.

                  (i)Stock Splits: Stock Dividends. If the Corporation shall at any time, or from time to time, after the effective date hereof effect a subdivision of the outstanding Common Stock and not effect a corresponding subdivision of the Series E Convertible Preferred Stock, or if the Corporation at any time or from time to time after the effective date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the number of shares of Common Stock issuable upon conversion of the Convertible Preferred Stock shall be proportionately increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the dose of business on such record date.

                  (ii) In case the outstanding shares of Common Stock be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shires of Common Stock issuable upon conversion of the Convertible Preferred Stock shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

            (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

            (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized by unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series E Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series E Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of Series E Convertible Preferred Stock, the Corporation will take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (g) Notices. Any notice required to be give to holders o shares of Series E Convertible Preferred Stock shall be deemed given upon deposit in the United States mail, postage prepaid, addressed to such holder of record at his address appearing on the books of the Corporation, or upon personal delivery at the aforementioned address.

         4. Voting Rights. Each share of Series E Convertible Preferred Stock shall entitle the holder to one (1) vote and with respect to each such vote a holder of shares of Series E Convertible Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of a holder of shares of Common Stock, share for share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote with holders of Common Stock together as a single class.

         5. Redemption Provisions Commencing on February 17,19%, any shares of Series E Convertible Preferred Stock which have not been converted into Common Stock may be redeemed by the Corporation upon, the payment of $1.08 per share to the holder thereof after giving 30 days written notice.

         6. Status of Converted or Reacquired Stock. In case any shares of Series E Convertible Preferred Stock shall be converted pursuant to Section 3 hereof, or redeemed pursuant to Section 5 hereof, the shares so converted or redeemed shall cease to be a part of the authorized capital stock of the Corporation.

         7. Registration Rights. If the holders of at least seventy-five percent (75%) of the series E convertible preferred stock agree to convert their shares of Series E Convertible Preferred Stock into Common Stock, the Corporation shall use its best efforts to file a registration statement with the Securities and Exchange Commission on the later of December 31,1997, or the date on which the holders of at 75% of the Series E Convertible Preferred Stock have agreed to convert their shares of Series E Convertible Preferred Stock for Common Stock. The registration statement will cover the shares of Common. Stock which have been acquired upon the conversion of the Series E Convertible Preferred Stock. The Company agrees to include the shares which may be purchased upon the exercise of this Common Stock Option in any Registration Statement filed by the Company which is. a proper form for registration of such shares in which such shares may be registered. The Company will not be required to register a share of common stock on more than one registration statement.